Exhibit 12(b)
Jamie Skinner, Chief Executive Officer, and Cynthia Morse-Griffin, Chief Financial Officer of The Taiwan Fund, Inc. (the “Fund”), each certify that:
1.	This Form N-CSR filing for the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Jamie Skinner
Jamie Skinner
Chief Executive Officer of The Taiwan Fund, Inc.
Date: November 10, 2010

By:	/s/ Cynthia Morse-Griffin
Cynthia Morse-Griffin
Chief Financial Officer of The Taiwan Fund, Inc.
Date: November 10, 2010